SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FS Specialty Lending Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-4638504
(State of Incorporation or Organization)	(IRS Employer Identification Number)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of Principal Executive Offices)	19112 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Shares of Beneficial Interest	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Item 10. Capital Stock, Long-Term Debt and Other Securities” in the Registrant’s Registration Statement on Form N-2 (File No. 811-24080) as filed electronically with the Securities and Exchange Commission (the “Commission”) on July 25, 2025 (Accession No. 0001104659-25-070888).

Item 2.	Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Company are registered. Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 7, 2025

FS SPECIALTY LENDING FUND

By:	/s/ Stephen S. Sypherd
Name:	Stephen S. Sypherd
Title:	General Counsel